Exhibit 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-98859) of Lynch Interactive Corporation pertaining to the 401(k) Savings Plan of Lynch Interactive Corporation and the Upper Peninsula Telephone Company 401(k) Plan and Trust of our report dated March 14, 2003, with respect to the consolidated financial statements and schedules of Lynch Interactive Corporation for the year ended December 31, 2002 included in this Annual Report (Form 10-K) for the year ended December 31, 2004.




                                                           /s/ Ernst & Young LLP

Stamford, Connecticut
March 31, 2005